UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2007

Progress Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-15929	56-2155481
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina		27601-1849
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(919) 546-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-3382	56-0165465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina		27601-1849
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(919) 546-6111

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2007, the Organization and Compensation Committee of the Board of Directors of Progress Energy, Inc. ("Progress Energy") and subsidiary Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (the "Company") approved the election of Lloyd M. Yates as President and Chief Executive Officer of the Company, effective July 1, 2007, replacing Fred N. Day IV, who will retire from the Company on June 30, 2007.

Mr. Yates, age 46, is currently Senior Vice President of Energy Delivery for the Company, a role he has held since January 2005. From November 2003 to January 2005, Mr. Yates was Vice President of Transmission for the Company. Mr. Yates joined the Company in December 1998 as Vice President of Fossil Generation and served in that role until November 2003.

As a result of Mr. Yates’ promotion, he will enter into a new employment agreement with the Company (the "Agreement") consistent with those of other similarly situated officers of Progress Energy, a form of which has been filed as Exhibit 10 to Progress Energy’s and the Company’s Form 10-Q filed May 8, 2007. Specific terms of Mr. Yates’ employment will include: (i) a beginning base salary of $400,000; (ii) a target annual incentive award pursuant to the Company's Management Incentive Compensation Plan equal to 55% of base salary; and (iii) long-term incentive awards consisting of restricted stock units and performance share grants pursuant to the Company's 2007 Equity Incentive Plan equal to 58% and 117% of base salary, respectively. The Agreement will remain in effect for three years from the effective date and will include an "evergrow provision" by which the Agreement will be automatically renewed such that the term will always be three years forward on the anniversary of the Agreement's effective date. The Agreement will provide that the Company may elect not to extend it and must notify Mr. Yates of such an election at least 60 days prior to the annual anniversary date of the Agreement's effective date.

The Agreement will provide that, upon termination of employment without cause, Mr. Yates will be provided his base salary at the then-current rate times 2.99 and will be eligible to retain all benefits in which he has vested under existing benefit plans. Additionally, the Company will reimburse him for certain health benefits for up to 18 months after the termination of his employment. The Agreement will provide that, in the event the Company experiences a change in control, if Mr. Yates is designated as covered by the Company's Management Change in Control Plan ("MCICP") and is involuntarily or constructively terminated under the terms of the MCICP, then he will be entitled to the greater of the benefits available in the event of an involuntary termination without cause described above or the benefits to which he is entitled under the MCICP.

If the Company terminates Mr. Yates' employment for cause, he will be eligible to retain all benefits in which he has vested under existing benefit plans, but he will not be entitled to any form of salary continuation or any form of severance benefits. Mr. Yates will also be entitled to any earned but unpaid salary. The Agreement will provide that if Mr. Yates terminates his employment voluntarily at any time, he will retain all vested benefits but will not be entitled to any form of salary continuation or any form of severance benefit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure and qualifications set forth in Item 1.01 above are incorporated in this Item 5.02 by reference.

__________________________________________________________________________________________

This combined Form 8-K is filed separately by two registrants: Progress Energy, Inc. and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progress Energy, Inc.

June 7, 2007	By:	Frank A. Schiller

Name: Frank A. Schiller
Title: Assistant Secretary, Progress Energy, Inc.; General Counsel and Assistant Secretary, Carolina Power & Light Company